THIRD QUARTER 2017

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Third Quarter 2017 Financial and Operating Results
AGOURA HILLS, Calif., November 2, 2017—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2017.
Highlights

•	Total revenues increased 4.6% to $246.8 million for the third quarter of 2017 from $236.1 million for the third quarter of 2016.

•
Net income attributable to common shareholders totaled $1.5 million, and a $0.00 loss per diluted share, for the third quarter of 2017, compared to a net loss attributable to common shareholders of $21.2 million, or a $0.09 loss per diluted share, for the third quarter of 2016.

•
Hurricanes Harvey and Irma impacted certain properties in our Houston, Florida and Southeast markets, resulting in net hurricane-related charges of $10.1 million during the quarter, which have been excluded from Core Funds from Operations attributable to common share and unit holders, Adjusted Funds from Operations attributable to common share and unit holders and our total and Same-Home operating results (see Other Events).

•
Core Funds from Operations attributable to common share and unit holders for the third quarter of 2017 was $79.4 million, or $0.25 per FFO share and unit, compared to $69.1 million, or $0.24 per FFO share and unit, for the same period in 2016, which represents a 4.2% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the third quarter of 2017 was $65.8 million, or $0.20 per FFO share and unit, compared to $56.6 million, or $0.19 per FFO share and unit, for the same period in 2016, which represents a 5.3% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 63.3% for the third quarter of 2017, compared to 61.7% for the same period in 2016.

•	Increased Core NOI after capital expenditures from Same-Home properties by 5.5% year over year for the quarter ended September 30, 2017.

•	Maintained solid Same-Home portfolio leasing percentage of 95.2%, as of September 30, 2017.

•	Achieved rental rate growth with 4.9% and 3.6% rental rate increases on new and renewal leases, respectively, during the quarter ended September 30, 2017.

•	Issued 4,600,000 5.875% Series G perpetual preferred shares and 13,800,000 Class A common shares, raising gross proceeds of $115.0 million and $312.0 million, respectively, before offering costs.

•	Converted the Series A and B participating preferred shares into 12,398,276 Class A common shares in October 2017 (see Capital Activities and Balance Sheet).

“Our strong third quarter results, including a 5.5% increase in Core NOI after capital expenditures from our Same-Home properties, while facing unprecedented back-to-back hurricanes, is a true testament to the quality of our people, platform and systems,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “I am also pleased with the progress we have made executing our strategic growth plan, which exceeded our third quarter 2017 acquisition target. As we approach the end of 2017, I remain bullish on the future of American Homes 4 Rent and our unique opportunity to drive value for our shareholders using our sector-leading investment grade balance sheet.”
Third Quarter 2017 Financial Results
Total revenues increased 4.6% to $246.8 million for the third quarter of 2017 from $236.1 million for the third quarter of 2016. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 46,058 homes for the quarter ended September 30, 2017, compared to 44,738 homes for the quarter ended September 30, 2016.

American Homes 4 Rent

Earnings Press Release (continued)

Net income attributable to common shareholders totaled $1.5 million, and a $0.00 loss per diluted share, for the third quarter of 2017, compared to a net loss attributable to common shareholders of $21.2 million, or a $0.09 loss per diluted share, for the third quarter of 2016. This improvement was primarily attributable to higher revenues and the remeasurement of our participating preferred shares, partially offset by hurricane-related charges in the third quarter of 2017, as well as a loss on early extinguishment of debt in the third quarter of 2016.
Core NOI from Same-Home properties increased 5.0% to $100.5 million for the third quarter of 2017, compared to $95.7 million for the third quarter of 2016. After capital expenditures, Core NOI from Same-Home properties increased 5.5% to $91.5 million for the third quarter of 2017, compared to $86.7 million for the third quarter of 2016. These increases were primarily due to rental rate growth and lower core property operating expenses.
Core NOI on our total portfolio increased 9.2% to $131.5 million for the third quarter of 2017, compared to $120.4 million for the third quarter of 2016. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $79.4 million, or $0.25 per FFO share and unit, for the third quarter of 2017, compared to $69.1 million, or $0.24 per FFO share and unit, for the third quarter of 2016. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the third quarter of 2017 was $65.8 million, or $0.20 per FFO share and unit, compared to $56.6 million, or $0.19 per FFO share and unit, for the third quarter of 2016. This improvement was primarily attributable to increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Year-to-Date 2017 Financial Results
Total revenues increased 10.2% to $717.6 million for the nine-month period ended September 30, 2017, from $651.3 million for the nine-month period ended September 30, 2016. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 45,550 homes for the nine-month period ended September 30, 2017, compared to 42,583 homes for the nine-month period ended September 30, 2016.
Net loss attributable to common shareholders totaled $0.1 million, or a $0.00 loss per diluted share, for the nine-month period ended September 30, 2017, compared to a net loss attributable to common shareholders of $35.9 million, or a $0.15 loss per diluted share, for the nine-month period ended September 30, 2016. This improvement was primarily attributable to higher revenues and lower interest expense, partially offset by increases in property operating expenses and preferred dividends.
Core NOI from Same-Home properties increased 6.4% to $306.0 million for the nine-month period ended September 30, 2017, compared to $287.7 million for the nine-month period ended September 30, 2016. This increase was primarily due to rental rate growth and lower core property operating expenses. After capital expenditures, Core NOI from Same-Home properties increased 7.3% to $284.9 million for the nine-month period ended September 30, 2017, compared to $265.5 million for the nine-month period ended September 30, 2016. This additional improvement was attributable to our operational enhancements, which resulted in lower levels of capital expenditures.
Core NOI on our total portfolio increased 13.6% to $394.9 million for the nine-month period ended September 30, 2017, compared to $347.5 million for the nine-month period ended September 30, 2016. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

American Homes 4 Rent

Earnings Press Release (continued)

Core FFO attributable to common share and unit holders was $237.6 million, or $0.76 per FFO share and unit, for the nine-month period ended September 30, 2017, compared to $206.2 million, or $0.72 per FFO share and unit, for the nine-month period ended September 30, 2016. Adjusted FFO attributable to common share and unit holders for the nine-month period ended September 30, 2017, was $205.1 million, or $0.66 per FFO share and unit, compared to $174.8 million, or $0.61 per FFO share and unit, for the nine-month period ended September 30, 2016. This improvement was primarily attributable to significant increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Portfolio
As of September 30, 2017, the Company had 46,026 leased properties, a decrease of 63 properties from June 30, 2017. As of September 30, 2017, the leased percentage on Same-Home properties was 95.2%, compared to 96.5% as of June 30, 2017.
Investments
As of September 30, 2017, the Company’s total portfolio consisted of 50,015 homes, including 469 homes held for sale, compared to 48,982 homes as of June 30, 2017, including 582 homes held for sale, an increase of 1,033 homes, which included 1,143 homes acquired and 110 homes sold or rescinded (including 67 former ARPI properties).
Capital Activities and Balance Sheet
In the third quarter of 2017, the Company established a new at-the-market common share offering program, which replaced the original at-the-market program, under which the Company may issue Class A common shares from time to time through various sales agents up to an aggregate of $500.0 million. The Company may suspend or terminate the program at any time.
In the third quarter of 2017, the Company issued 4,600,000 5.875% Series G cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $115.0 million before offering costs of approximately $4.1 million, with a liquidation preference of $25.00 per share.
In the third quarter of 2017, the Company issued 13,800,000 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering, raising gross proceeds of $312.0 million before offering costs of approximately $9.2 million.
As of September 30, 2017, the Company had cash and cash equivalents of $243.5 million and had total outstanding debt of $2.4 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs, with a weighted-average stated interest rate of 4.12% and a weighted-average term to maturity of 15.3 years. The Company’s $800.0 million revolving credit facility and $200.0 million term loan facility had outstanding borrowings of zero and $200.0 million, respectively, at the end of the quarter.
On October 3, 2017, the Company converted all 5,060,000 shares of the outstanding 5.0% Series A participating preferred shares and all 4,400,000 shares of the outstanding 5.0% Series B participating preferred shares into Class A common shares, in accordance with the conversion terms in the Articles Supplementary. This resulted in 12,398,276 total Class A common shares issued from the conversion, based on a conversion ratio of 1.3106 Class A common shares issued per Series A and B participating preferred share.
Other Events
Hurricanes Harvey and Irma impacted certain properties in our Houston, Florida and Southeast markets during the third quarter of 2017. Approximately 140 homes sustained major damage and nearly 3,400 homes incurred minor damage, consisting primarily

American Homes 4 Rent

Earnings Press Release (continued)

of downed trees and damaged roofs and fences. The Company’s property and casualty insurance policies provide coverage for wind and flood damage, as well as business interruption costs, during the period of remediation and repairs, subject to deductibles and limits. During the third quarter of 2017, the Company recognized a $12.6 million impairment charge on impacted properties, of which we expect to recover $11.0 million through insurance claims, and accrued $8.5 million of additional repair, remediation and other costs. Of the $10.1 million of net hurricane-related charges recorded in the quarter, which have been excluded from Core Funds from Operations attributable to common share and unit holders, Adjusted Funds from Operations attributable to common share and unit holders and our total and Same-Home operating results, $5.8 million related to nearly 2,400 homes in the current Same-Home portfolio. The previously reported Same-Home portfolio has been revised to exclude approximately 100 homes that sustained major damages.
Additional Information
A copy of the Company’s Third Quarter 2017 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 3, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2017, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 17, 2017, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13671946#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2017, we owned 50,015 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that our acquisition and homebuilding programs will result in continued growth and that we will continue to expand margins. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking

American Homes 4 Rent

Earnings Press Release (continued)

statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
Operating Data
Net income (loss) attributable to common shareholders	$1,535	$(21,152)	$(141)	$(35,933)
Core revenues	$208,034	$197,426	$616,240	$561,350
Core NOI	$131,453	$120,431	$394,919	$347,521
Core NOI margin	63.2%	61.0%	64.1%	61.9%
Platform Efficiency Percentage	12.2%	13.1%	12.5%	13.6%
Adjusted EBITDA after Capex and Leasing Costs	$110,490	$102,977	$341,540	$300,969
Adjusted EBITDA after Capex and Leasing Costs Margin	52.4%	50.2%	54.6%	52.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.17	$0.68	$0.64
Core FFO attributable to common share and unit holders	$0.25	$0.24	$0.76	$0.72
Adjusted FFO attributable to common share and unit holders	$0.20	$0.19	$0.66	$0.61

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,802,499	$7,633,784	$7,542,196	$7,547,856	$7,545,398
Total assets	$8,509,876	$8,146,307	$8,490,605	$8,107,210	$8,086,499
Outstanding borrowings under credit facilities, net	$197,913	$289,648	$346,909	$321,735	$321,575
Total Debt	$2,382,871	$2,480,787	$2,999,587	$2,981,062	$2,988,383
Total Market Capitalization	$10,799,923	$10,716,768	$11,194,693	$10,227,619	$10,319,885
Total Debt to Total Market Capitalization	22.1%	23.1%	26.8%	29.1%	29.0%
Net Debt to Adjusted EBITDA	4.2 x	4.8 x	5.1 x	6.1 x	6.6 x
NYSE AMH Class A common share closing price	$21.71	$22.57	$22.96	$20.98	$21.64

Portfolio Data - end of period
Leased single-family properties	46,026	46,089	45,285	44,798	44,746
Occupied single-family properties	45,660	45,495	44,941	44,559	44,267
Single-family properties newly acquired and being renovated	858	508	367	312	406
Single-family properties being prepared for re-lease	392	161	121	91	90
Vacant single-family properties available for re-lease	1,974	1,521	1,796	1,985	1,625
Vacant single-family properties available for initial lease	296	121	63	117	48
Total single-family properties, excluding held for sale	49,546	48,400	47,632	47,303	46,915
Single-family properties held for sale	469	582	704	1,119	1,238
Total single-family properties	50,015	48,982	48,336	48,422	48,153
Total leased percentage (1)	92.9%	95.2%	95.1%	94.7%	95.4%
Total occupancy percentage (1)	92.2%	94.0%	94.4%	94.2%	94.4%
Same-Home leased percentage (36,682 properties)	95.2%	96.5%	96.0%	95.7%	96.1%
Same-Home occupancy percentage (36,682 properties)	94.4%	95.3%	95.3%	95.3%	95.1%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share (2)	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share (2)	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.41
Distributions declared per Series F perpetual preferred share (3)	$0.37	$0.27	$—	$—	$—
Distributions declared per Series G perpetual preferred share (3)	$0.30	$—	$—	$—	$—

(1)	Leased and occupancy percentages are calculated based on total single-family properties, excluding held for sale properties.

(2)	All of the Series A and B participating preferred shares were converted into Class A common shares on October 3, 2017.

(3)	Series F and G perpetual preferred shares offering close dates and initial dividend start dates were April 24, 2017, and July 17, 2017, respectively.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
Revenues:
Rents from single-family properties	$207,490	$197,137	$613,245	$558,623
Fees from single-family properties	2,843	2,898	8,137	7,819
Tenant charge-backs	36,094	30,808	91,849	72,077
Other	409	5,214	4,367	12,811
Total revenues	246,836	236,057	717,598	651,330

Expenses:
Property operating expenses	97,944	92,488	267,203	238,987
Property management expenses	17,447	18,335	52,367	53,177
General and administrative expense	8,525	8,043	26,746	24,544
Interest expense	26,592	32,851	86,873	99,309
Acquisition fees and costs expensed	1,306	1,757	3,814	10,899
Depreciation and amortization	74,790	75,392	221,459	224,513
Hurricane-related charges, net	10,136	—	10,136	—
Other	1,285	3,142	4,202	6,482
Total expenses	238,025	232,008	672,800	657,911

Gain on sale of single-family properties and other, net	1,895	11,682	6,375	12,574
Loss on early extinguishment of debt	—	(13,408)	(6,555)	(13,408)
Gain on conversion of Series E units	—	—	—	11,463
Remeasurement of participating preferred shares	8,391	(2,490)	1,341	(2,940)

Net income (loss)	19,097	(167)	45,959	1,108

Noncontrolling interest	309	7,316	(22)	10,391
Dividends on preferred shares	17,253	13,669	46,122	26,650

Net income (loss) attributable to common shareholders	$1,535	$(21,152)	$(141)	$(35,933)

Weighted-average shares outstanding:
Basic	266,767,313	238,401,343	256,768,343	232,036,802
Diluted	289,153,060	238,401,343	256,768,343	232,036,802

Net income (loss) attributable to common shareholders per share:
Basic	$0.01	$(0.09)	$—	$(0.15)
Diluted	$—	$(0.09)	$—	$(0.15)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
Net income (loss) attributable to common shareholders	$1,535	$(21,152)	$(141)	$(35,933)
Adjustments:
Noncontrolling interests in the Operating Partnership	340	7,542	(30)	10,838
Net (gain) on sale / impairment of single-family properties and other	(596)	(11,115)	(2,589)	(11,107)
Depreciation and amortization	74,790	75,392	221,459	224,513
Less: depreciation and amortization of non-real estate assets	(1,753)	(1,602)	(6,050)	(4,345)
FFO attributable to common share and unit holders	$74,316	$49,065	$212,649	$183,966
Adjustments:
Acquisition fees and costs expensed	1,306	1,757	3,814	10,899
Noncash share-based compensation - general and administrative	699	480	1,917	1,578
Noncash share-based compensation - property management	417	411	1,258	1,166
Noncash interest expense related to acquired debt	910	1,474	2,624	3,699
Hurricane-related charges, net	10,136	—	10,136	—
Loss on early extinguishment of debt	—	13,408	6,555	13,408
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	(8,391)	2,490	(1,341)	2,940
Core FFO attributable to common share and unit holders	$79,393	$69,085	$237,612	$206,193
Recurring capital expenditures (1)	(11,600)	(10,411)	(27,140)	(25,183)
Leasing costs	(1,960)	(2,119)	(5,361)	(6,199)
Adjusted FFO attributable to common share and unit holders	$65,833	$56,555	$205,111	$174,811

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.17	$0.68	$0.64
Core FFO attributable to common share and unit holders	$0.25	$0.24	$0.76	$0.72
Adjusted FFO attributable to common share and unit holders	$0.20	$0.19	$0.66	$0.61

Weighted-average FFO shares and units:
Common shares outstanding	266,767,313	238,401,343	256,768,343	232,036,802
Share-based compensation plan (2)	736,456	—	746,643	—
Operating partnership units	55,535,824	55,557,147	55,547,386	55,287,787
Total weighted-average FFO shares and units	323,039,593	293,958,490	313,062,372	287,324,589

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
Rents from single-family properties	$207,490	$197,137	$613,245	$558,623
Fees from single-family properties	2,843	2,898	8,137	7,819
Bad debt expense	(2,299)	(2,609)	(5,142)	(5,092)
Core revenues	208,034	197,426	616,240	561,350

Property tax expense	36,618	35,871	110,052	102,309
HOA fees, net (1)	4,246	4,031	12,231	11,277
R&M and turnover costs, net (1)	17,966	18,379	45,948	45,635
Insurance	1,981	2,226	5,845	6,590
Property management expenses, net (2)	15,770	16,488	47,245	48,018
Core property operating expenses	76,581	76,995	221,321	213,829

Core NOI	$131,453	$120,431	$394,919	$347,521
Core NOI margin	63.2%	61.0%	64.1%	61.9%

	For the Three Months Ended Sep 30, 2017
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	36,682	3,448	7,410	47,540	2,475	50,015

Rents from single-family properties	$158,491	$15,343	$30,228	$204,062	$3,428	$207,490
Fees from single-family properties	2,099	135	431	2,665	178	2,843
Bad debt expense	(1,755)	(136)	(349)	(2,240)	(59)	(2,299)
Core revenues	158,835	15,342	30,310	204,487	3,547	208,034

Property tax expense	28,011	2,242	5,317	35,570	1,048	36,618
HOA fees, net (1)	3,117	290	731	4,138	108	4,246
R&M and turnover costs, net (1)	13,720	907	2,482	17,109	857	17,966
Insurance	1,450	167	300	1,917	64	1,981
Property management expenses, net (2)	12,041	1,163	2,298	15,502	268	15,770
Core property operating expenses	58,339	4,769	11,128	74,236	2,345	76,581

Core NOI	$100,496	$10,573	$19,182	$130,251	$1,202	$131,453
Core NOI margin	63.3%	68.9%	63.3%	63.7%	33.9%	63.2%

(1)	Presented net of tenant charge-backs. In-house maintenance costs, which were previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)	Includes 2,006 non-stabilized properties consisting of recent acquisitions and homes sustaining major damage from the third quarter 2017 hurricanes and 469 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons (1)
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2017	2016	Change	2017	2016	Change
Number of Same-Home properties	36,682	36,682		36,682	36,682
Leased percentage as of period end	95.2%	96.1%	(0.9)%	95.2%	96.1%	(0.9)%
Occupancy percentage as of period end	94.4%	95.1%	(0.7)%	94.4%	95.1%	(0.7)%
Average occupancy percentage	95.0%	95.1%	(0.1)%	95.1%	95.2%	(0.1)%
Average contractual monthly rent as of period end	$1,535	$1,490	3.0%	$1,535	$1,490	3.0%
Turnover Rate	11.1%	11.5%	(0.4)%	31.7%	32.9%	(1.2)%
Turnover Rate - TTM	39.9%	N/A		N/A	N/A

Core NOI:
Rents from single-family properties	$158,491	$154,610	2.5%	$473,441	$458,279	3.3%
Fees from single-family properties	2,099	2,228	(5.8)%	5,948	6,156	(3.4)%
Bad debt expense	(1,755)	(1,805)	(2.8)%	(3,947)	(3,907)	1.0%
Core revenues	158,835	155,033	2.5%	475,442	460,528	3.2%

Property tax expense	28,011	27,755	0.9%	84,245	83,269	1.2%
HOA fees, net (2)	3,117	3,046	2.3%	9,071	8,955	1.3%
R&M and turnover costs, net (2)	13,720	13,947	(1.6)%	35,240	35,953	(2.0)%
Insurance	1,450	1,667	(13.0)%	4,423	5,185	(14.7)%
Property management expenses, net (3)	12,041	12,948	(7.0)%	36,455	39,446	(7.6)%
Core property operating expenses	58,339	59,363	(1.7)%	169,434	172,808	(2.0)%

Core NOI	$100,496	$95,670	5.0%	$306,008	$287,720	6.4%
Core NOI margin	63.3%	61.7%		64.4%	62.5%

Capital expenditures	8,968	8,949	0.2%	21,077	22,223	(5.2)%
Core NOI After Capital Expenditures	$91,528	$86,721	5.5%	$284,931	$265,497	7.3%

Per property:
Average capital expenditures	$244	$244	—%	$574	$606	(5.2)%
Average R&M and turnover costs, net, plus capital expenditures	$618	$625	(1.1)%	$1,533	$1,586	(3.3)%

Same-Home Results – Sequential Quarterly History (1)

	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Core NOI:
Rents from single-family properties	$158,491	$158,278	$156,672	$155,925	$154,610
Fees from single-family properties	2,099	1,964	1,885	1,791	2,228
Bad debt expense	(1,755)	(1,012)	(1,180)	(1,383)	(1,805)
Core revenues	158,835	159,230	157,377	156,333	155,033

Property tax expense	28,011	27,897	28,337	26,913	27,755
HOA fees, net (2)	3,117	3,030	2,924	2,989	3,046
R&M and turnover costs, net (2)	13,720	12,106	9,414	10,529	13,947
Insurance	1,450	1,434	1,539	1,659	1,667
Property management expenses, net (3)	12,041	12,272	12,142	12,304	12,948
Core property operating expenses	58,339	56,739	54,356	54,394	59,363

Core NOI	$100,496	$102,491	$103,021	$101,939	$95,670
Core NOI margin	63.3%	64.4%	65.5%	65.2%	61.7%

Capital expenditures	8,968	7,083	5,026	5,387	8,949
Core NOI After Capital Expenditures	$91,528	$95,408	$97,995	$96,552	$86,721

Per property:
Average capital expenditures	$244	$193	$137	$147	$244
Average R&M and turnover costs, net, plus capital expenditures	$618	$522	$393	$434	$625

(1)	Third quarter 2017 Same-Home results excludes approximately $5.8 million in hurricane-related damages sustained by nearly 2,400 homes.

(2)	Presented net of tenant charge-backs. In-house maintenance costs, previously presented separately, are included in R&M and turnover costs, net.

(3)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 3Q17 NOI	Average Contractual Monthly Rent (1)
Dallas-Fort Worth, TX	3,051	$162,154	7.3%	$1,664
Indianapolis, IN	2,718	153,378	6.3%	1,357
Atlanta, GA	2,432	165,575	7.1%	1,488
Charlotte, NC	2,193	175,453	6.6%	1,505
Greater Chicago area, IL and IN	1,997	180,517	4.7%	1,782
Houston, TX	1,855	175,391	4.2%	1,653
Cincinnati, OH	1,820	173,847	5.0%	1,520
Phoenix, AZ	1,575	163,959	3.9%	1,260
Tampa, FL	1,513	190,320	4.3%	1,656
Raleigh, NC	1,473	181,739	4.4%	1,478
Jacksonville, FL	1,463	153,190	3.6%	1,433
Nashville, TN	1,439	210,078	5.2%	1,702
Columbus, OH	1,374	154,864	3.8%	1,524
Orlando, FL	1,072	170,155	2.9%	1,559
Salt Lake City, UT	1,046	220,790	3.6%	1,607
Las Vegas, NV	950	176,347	2.8%	1,442
San Antonio, TX	831	155,789	1.9%	1,479
Austin, TX	664	151,560	1.4%	1,469
Denver, CO	634	274,788	2.8%	2,068
Charleston, SC	604	179,960	1.7%	1,593
All Other (2)	5,978	174,159	16.5%	1,463
Total / Average	36,682	$174,184	100.0%	$1,535

	Average Occupancy Percentage			Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Market	3Q17 QTD	3Q16 QTD	Change
Dallas-Fort Worth, TX	94.3%	95.9%	(1.6)%	4.3%	5.9%	4.9%
Indianapolis, IN	95.1%	94.0%	1.1%	2.8%	5.2%	3.8%
Atlanta, GA	96.7%	96.2%	0.5%	4.7%	8.0%	5.9%
Charlotte, NC	94.6%	96.3%	(1.7)%	3.7%	4.1%	3.8%
Greater Chicago area, IL and IN	95.6%	94.2%	1.4%	2.9%	4.5%	3.5%
Houston, TX	91.8%	92.5%	(0.7)%	2.4%	(0.4)%	1.1%
Cincinnati, OH	95.1%	94.6%	0.5%	3.2%	4.2%	3.6%
Phoenix, AZ	97.2%	97.4%	(0.2)%	4.9%	9.5%	6.8%
Tampa, FL	94.8%	95.1%	(0.3)%	3.2%	4.0%	3.5%
Raleigh, NC	95.4%	94.8%	0.6%	3.3%	4.0%	3.5%
Jacksonville, FL	95.0%	94.9%	0.1%	3.8%	5.0%	4.3%
Nashville, TN	92.8%	96.4%	(3.6)%	3.4%	3.5%	3.4%
Columbus, OH	95.3%	96.1%	(0.8)%	3.9%	4.4%	4.1%
Orlando, FL	96.9%	96.6%	0.3%	4.2%	7.1%	5.4%
Salt Lake City, UT	96.1%	95.6%	0.5%	3.7%	8.5%	6.1%
Las Vegas, NV	97.8%	97.3%	0.5%	3.8%	5.8%	4.5%
San Antonio, TX	94.0%	92.6%	1.4%	3.1%	4.0%	3.5%
Austin, TX	94.5%	94.2%	0.3%	3.6%	4.1%	3.8%
Denver, CO	96.1%	95.7%	0.4%	3.9%	6.4%	4.7%
Charleston, SC	93.8%	96.6%	(2.8)%	2.5%	2.7%	2.6%
All Other (2)	94.7%	93.8%	0.9%	3.1%	3.5%	3.3%
Total / Average	95.0%	95.1%	(0.1)%	3.5%	4.7%	4.0%

(1)	Average contractual monthly rent as of September 30, 2017.

(2)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2017	Dec 31, 2016
	(Unaudited)
Assets
Single-family properties:
Land	$1,600,906	$1,512,183
Buildings and improvements	7,020,774	6,614,953
Single-family properties held for sale, net	50,370	87,430
	8,672,050	8,214,566
Less: accumulated depreciation	(869,551)	(666,710)
Single-family properties, net	7,802,499	7,547,856
Cash and cash equivalents	243,547	118,799
Restricted cash	119,574	131,442
Rent and other receivables, net	35,429	17,618
Escrow deposits, prepaid expenses and other assets	149,366	133,594
Deferred costs and other intangibles, net	13,516	11,956
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,509,876	$8,107,210

Liabilities
Revolving credit facility	$—	$—
Term loan facility, net	197,913	321,735
Asset-backed securitizations, net	1,981,444	2,442,863
Exchangeable senior notes, net	110,771	108,148
Secured note payable	49,107	49,828
Accounts payable and accrued expenses	263,745	177,206
Participating preferred shares derivative liability	68,469	69,810
Total liabilities	2,671,449	3,169,590

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,736	2,427
Class B common shares	6	6
Preferred shares	478	370
Additional paid-in capital	5,517,978	4,568,616
Accumulated deficit	(417,609)	(378,578)
Accumulated other comprehensive income	—	95
Total shareholders’ equity	5,103,589	4,192,936

Noncontrolling interest	734,838	744,684
Total equity	5,838,427	4,937,620

Total liabilities and equity	$8,509,876	$8,107,210

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Debt Summary and Maturity Schedule as of September 30, 2017
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	2.43%	4.8
Term loan facility (3)	—	200,000	200,000	8.4%	2.58%	4.8
Total floating rate debt	—	200,000	200,000	8.4%	2.58%	4.8

Fixed rate debt:
AH4R 2014-SFR2	497,743	—	497,743	20.9%	4.42%	7.0
AH4R 2014-SFR3	513,361	—	513,361	21.5%	4.40%	7.2
AH4R 2015-SFR1	539,199	—	539,199	22.6%	4.14%	27.5
AH4R 2015-SFR2	468,461	—	468,461	19.7%	4.36%	28.0
Exchangeable senior notes	—	115,000	115,000	4.8%	3.25%	1.1
Secured note payable	49,107	—	49,107	2.1%	4.06%	1.8
Total fixed rate debt	2,067,871	115,000	2,182,871	91.6%	4.26%	16.2

Total Debt	$2,067,871	$315,000	$2,382,871	100.0%	4.12%	15.3

Unamortized discounts and loan costs			(43,636)
Total debt per balance sheet			$2,339,235

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2017	$—	$5,427	$5,427	0.2%
2018	—	136,723	136,723	5.7%
2019	—	68,564	68,564	2.9%
2020	—	20,714	20,714	0.9%
2021	—	20,714	20,714	0.9%
2022	200,000	20,714	220,714	9.3%
2023	—	20,714	20,714	0.9%
2024	—	956,331	956,331	40.1%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
Thereafter	—	912,366	912,366	38.3%
Total	$200,000	$2,182,871	$2,382,871	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of September 30, 2017.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
Interest expense per income statement	$26,592	$32,851	$86,873	$99,309
Less: noncash interest expense related to acquired debt	(910)	(1,474)	(2,624)	(3,699)
Interest expense included in Core FFO attributable to common share and unit holders	25,682	31,377	84,249	95,610
Less: amortization of deferred financing costs	(1,875)	(2,689)	(6,285)	(8,127)
Add: capitalized interest	1,533	582	3,171	1,577
Cash interest	$25,340	$29,270	$81,135	$89,060

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Capital Structure as of September 30, 2017
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,382,871	22.1%

Total preferred shares at liquidation value		1,259,477	11.7%

Common equity at market value:
Common shares outstanding	274,240,778
Operating partnership units	55,449,466
Total shares and units	329,690,244
NYSE AMH Class A common share closing price at September 30, 2017	$21.71
Market value of common shares and operating partnership units		7,157,575	66.2%

Total Market Capitalization		$10,799,923	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.000% Series A Participating Preferred Shares (2)	9/30/2017	5,060,000	$28.96	$146,522	$1.250	$6,325
5.000% Series B Participating Preferred Shares (2)	9/30/2017	4,400,000	$28.96	127,411	$1.250	5,500
5.500% Series C Participating Preferred Shares	3/31/2018	7,600,000	$28.53	216,794	$1.375	10,450
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	268,750	$1.625	17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
Total preferred shares at liquidation value		47,810,000		$1,259,477		$70,211

(1)
Liquidation value for all Participating Preferred Shares reflects initial liquidation value of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

(2)
All of the outstanding Series A and Series B participating preferred shares were converted into 12,398,276 Class A common shares on October 3, 2017, based on a conversion ratio of 1.3106 common shares per preferred share in accordance with the conversion terms in the Articles Supplementary.

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	4.2 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	7.3 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	2.9 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	62.5%

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Top 20 Markets Summary as of September 30, 2017
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,354	8.8%	$162,364	2,121	13.9
Atlanta, GA	4,319	8.7%	165,430	2,114	16.4
Houston, TX	3,158	6.4%	159,123	2,113	11.8
Charlotte, NC	3,248	6.6%	181,934	2,064	14.1
Indianapolis, IN	2,897	5.8%	151,377	1,933	15.0
Phoenix, AZ	2,768	5.6%	162,343	1,815	14.9
Nashville, TN	2,557	5.2%	202,594	2,108	13.3
Greater Chicago area, IL and IN	2,033	4.1%	180,753	1,896	16.1
Cincinnati, OH	1,993	4.0%	172,939	1,852	15.3
Raleigh, NC	1,968	4.0%	179,187	1,858	12.9
Tampa, FL	1,951	3.9%	188,935	1,942	14.0
Jacksonville, FL	1,918	3.9%	161,337	1,922	13.3
Columbus, OH	1,789	3.6%	161,213	1,846	16.0
Orlando, FL	1,601	3.2%	170,977	1,875	16.3
Salt Lake City, UT	1,109	2.2%	223,781	2,138	16.4
Las Vegas, NV	1,023	2.1%	174,983	1,841	14.7
San Antonio, TX	1,022	2.1%	157,290	2,015	14.1
Charleston, SC	916	1.8%	187,267	1,934	11.5
Winston Salem, NC	766	1.5%	150,191	1,733	13.8
Austin, TX	706	1.4%	153,681	1,865	13.1
All Other (3)	7,450	15.1%	189,457	1,887	14.2
Total / Average	49,546	100.0%	$174,014	1,968	14.4
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Dallas-Fort Worth, TX	94.0%	92.9%	$1,662	4.2%	5.9%	4.9%
Atlanta, GA	94.0%	93.5%	1,465	4.5%	8.0%	5.8%
Houston, TX	90.2%	89.3%	1,595	2.4%	0.3%	1.5%
Charlotte, NC	88.6%	88.2%	1,508	3.7%	4.7%	4.1%
Indianapolis, IN	95.0%	94.3%	1,350	2.8%	5.3%	3.9%
Phoenix, AZ	97.7%	97.3%	1,238	4.9%	9.9%	6.9%
Nashville, TN	92.1%	91.4%	1,656	3.6%	3.7%	3.6%
Greater Chicago area, IL and IN	95.4%	94.4%	1,784	2.9%	4.5%	3.5%
Cincinnati, OH	94.5%	93.8%	1,519	3.2%	4.4%	3.7%
Raleigh, NC	93.6%	92.7%	1,456	3.3%	4.5%	3.7%
Tampa, FL	90.2%	89.0%	1,624	3.2%	4.2%	3.6%
Jacksonville, FL	88.5%	87.6%	1,441	3.9%	5.0%	4.3%
Columbus, OH	89.0%	88.1%	1,529	3.9%	4.4%	4.1%
Orlando, FL	96.0%	95.6%	1,535	4.4%	7.2%	5.5%
Salt Lake City, UT	90.0%	89.4%	1,607	3.7%	8.5%	6.1%
Las Vegas, NV	97.0%	96.4%	1,430	3.9%	6.0%	4.6%
San Antonio, TX	92.5%	91.5%	1,478	3.1%	4.1%	3.5%
Charleston, SC	88.3%	88.0%	1,604	2.5%	2.8%	2.7%
Winston Salem, NC	92.8%	92.3%	1,270	3.1%	4.9%	3.8%
Austin, TX	92.8%	92.1%	1,476	3.6%	4.1%	3.7%
All Other (3)	93.7%	92.8%	1,552	3.4%	3.6%	3.5%
Total / Average	92.9%	92.2%	$1,523	3.6%	4.9%	4.1%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of period end.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Leasing Performance

	3Q17	2Q17	1Q17	4Q16	3Q16
Average Change in Rent for Renewals	3.6%	3.2%	3.1%	3.3%	3.4%
Average Change in Rent for Re-leases	4.9%	6.1%	4.0%	2.7%	5.0%
Average Blended Change in Rent	4.1%	4.4%	3.5%	3.0%	4.1%

Scheduled Lease Expirations

	MTM	4Q17	1Q18	2Q18	3Q18	Thereafter
Lease expirations	1,981	7,637	11,670	12,070	11,759	909

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)							HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	143.4	150.0	50.0%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	123.4	131.5	31.5%
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	144.4	152.3	52.3%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	142.4	144.0	44.0%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	125.9	129.9	29.9%
Houston, TX	100.0	110.8	123.1	130.1	133.0	132.7	133.6	33.6%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	121.0	126.8	26.8%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	149.9	158.1	58.1%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	147.8	148.2	48.2%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	145.9	151.5	51.5%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	132.1	137.9	37.9%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	147.6	151.8	51.8%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	127.5	138.8	38.8%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	138.3	142.1	42.1%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	149.8	154.4	54.4%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	164.3	170.3	70.3%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	127.2	133.6	33.6%
Denver, CO	100.0	111.0	121.5	136.5	149.9	156.7	162.9	62.9%
Austin, TX	100.0	110.1	122.2	133.9	145.7	145.8	153.1	53.1%
Greenville, SC	100.0	104.1	110.8	117.8	127.6	126.9	129.6	29.6%
Average								45.0%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2017. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 3Q17
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	105	184	289	61	$4,672
Inland Empire, CA	6	38	44	5	1,228
Central Valley, CA	13	19	32	9	1,872
Miami, FL	16	12	28	11	3,266
Atlanta, GA	5	8	13	3	581
Nashville, TN	5	3	8	—	—
Dallas-Fort Worth, TX	4	4	8	1	160
San Antonio, TX	4	3	7	5	870
Memphis, TN	4	2	6	1	181
Oklahoma City, OK	1	4	5	—	—
Houston, TX	1	3	4	—	—
Phoenix, AZ	1	2	3	3	346
Raleigh, NC	3	—	3	2	207
Fort Myers, FL	3	—	3	—	—
Tucson, AZ	1	2	3	—	—
Orlando, FL	2	—	2	—	—
Tampa, FL	2	—	2	—	—
Denver, CO	1	1	2	1	243
Winston Salem, NC	2	—	2	—	—
Indianapolis, IN	—	1	1	1	127
Columbus, OH	—	1	1	—	—
Cincinnati, OH	—	1	1	—	—
Bay Area, CA	1	—	1	—	—
Jacksonville, FL	1	—	1	—	—
Austin, TX	—	—	—	2	288
Charleston, SC	—	—	—	1	113
Charlotte, NC	—	—	—	1	232
Total	181	288	469	107	$14,386

(1)	Reflects single-family properties held for sale as of September 30, 2017.

ATM Share Issuance History
(Amounts in thousands, except share and per share data)

Board authorization announced on 11/10/16		$400,000

Quarterly Period	Common Shares Issued	Gross Proceeds	Average Issuance Price Per Share
4Q16	4,919,948	$103,983	$21.13
1Q17	629,532	14,304	22.72
2Q17	222,073	5,066	22.81
3Q17	1,181,493	$26,855	$22.73
Total	6,953,046	$150,208	$21.60

Board authorization announced on 8/10/17 (1)		$500,000

	Remaining authorization:	$500,000

(1)	The Company's $500.0 million at-the-market common share offering program replaced the original at-the-market program.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$246,836	$236,057	$717,598	$651,330
Tenant charge-backs	(36,094)	(30,808)	(91,849)	(72,077)
Bad debt expense	(2,299)	(2,609)	(5,142)	(5,092)
Other revenues	(409)	(5,214)	(4,367)	(12,811)
Core revenues	$208,034	$197,426	$616,240	$561,350

Core property operating expenses
Property operating expenses	$97,944	$92,488	$267,203	$238,987
Property management expenses	17,447	18,335	52,367	53,177
Noncash share-based compensation - property management	(417)	(411)	(1,258)	(1,166)
Expenses reimbursed by tenant charge-backs	(36,094)	(30,808)	(91,849)	(72,077)
Bad debt expense	(2,299)	(2,609)	(5,142)	(5,092)
Core property operating expenses	$76,581	$76,995	$221,321	$213,829

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income (loss)	$19,097	$(167)	$45,959	$1,108
Remeasurement of participating preferred shares	(8,391)	2,490	(1,341)	2,940
Gain on conversion of Series E units	—	—	—	(11,463)
Loss on early extinguishment of debt	—	13,408	6,555	13,408
Hurricane-related charges, net	10,136	—	10,136	—
Gain on sale of single-family properties and other, net	(1,895)	(11,682)	(6,375)	(12,574)
Depreciation and amortization	74,790	75,392	221,459	224,513
Acquisition fees and costs expensed	1,306	1,757	3,814	10,899
Noncash share-based compensation - property management	417	411	1,258	1,166
Interest expense	26,592	32,851	86,873	99,309
General and administrative expense	8,525	8,043	26,746	24,544
Other expenses	1,285	3,142	4,202	6,482
Other revenues	(409)	(5,214)	(4,367)	(12,811)
Tenant charge-backs	36,094	30,808	91,849	72,077
Expenses reimbursed by tenant charge-backs	(36,094)	(30,808)	(91,849)	(72,077)
Bad debt expense excluded from operating expenses	2,299	2,609	5,142	5,092
Bad debt expense included in revenues	(2,299)	(2,609)	(5,142)	(5,092)
Core NOI	131,453	120,431	394,919	347,521
Less: Non-Same-Home Core NOI	30,957	24,761	88,911	59,801
Same-Home Core NOI	100,496	95,670	306,008	287,720
Less: Same-Home capital expenditures	8,968	8,949	21,077	22,223
Same-Home Core NOI After Capital Expenditures	$91,528	$86,721	$284,931	$265,497

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$131,453	$120,431	$394,919	$347,521
Less: Encumbered Core NOI	49,267	47,589	151,006	143,075
Unencumbered Core NOI	$82,186	$72,842	$243,913	$204,446

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$246,836	$237,008	$233,754	$227,559	$236,057
Tenant charge-backs	(36,094)	(27,382)	(28,373)	(23,177)	(30,808)
Bad debt expense	(2,299)	(1,333)	(1,510)	(1,877)	(2,609)
Other revenues	(409)	(2,288)	(1,670)	(2,987)	(5,214)
Core revenues	$208,034	$206,005	$202,201	$199,518	$197,426

Core property operating expenses
Property operating expenses	$97,944	$85,954	$83,305	$78,323	$92,488
Property management expenses	17,447	17,442	17,478	17,547	18,335
Noncash share-based compensation - property management	(417)	(424)	(417)	(394)	(411)
Expenses reimbursed by tenant charge-backs	(36,094)	(27,382)	(28,373)	(23,177)	(30,808)
Bad debt expense	(2,299)	(1,333)	(1,510)	(1,877)	(2,609)
Core property operating expenses	$76,581	$74,257	$70,483	$70,422	$76,995

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income (loss)	$19,097	$15,066	$11,796	$9,338	$(167)
Remeasurement of participating preferred shares	(8,391)	1,640	5,410	4,080	2,490
Loss on early extinguishment of debt	—	6,555	—	—	13,408
Hurricane-related charges, net	10,136	—	—	—	—
Gain on sale of single-family properties and other, net	(1,895)	(2,454)	(2,026)	(1,995)	(11,682)
Depreciation and amortization	74,790	72,716	73,953	74,164	75,392
Acquisition fees and costs expensed	1,306	1,412	1,096	544	1,757
Noncash share-based compensation - property management	417	424	417	394	411
Interest expense	26,592	28,392	31,889	31,538	32,851
General and administrative expense	8,525	8,926	9,295	8,524	8,043
Other expenses	1,285	1,359	1,558	5,496	3,142
Other revenues	(409)	(2,288)	(1,670)	(2,987)	(5,214)
Tenant charge-backs	36,094	27,382	28,373	23,177	30,808
Expenses reimbursed by tenant charge-backs	(36,094)	(27,382)	(28,373)	(23,177)	(30,808)
Bad debt expense excluded from operating expenses	2,299	1,333	1,510	1,877	2,609
Bad debt expense included in revenues	(2,299)	(1,333)	(1,510)	(1,877)	(2,609)
Core NOI	131,453	131,748	131,718	129,096	120,431
Less: Non-Same-Home Core NOI	30,957	29,257	28,697	27,157	24,761
Same-Home Core NOI	100,496	102,491	103,021	101,939	95,670
Less: Same-Home capital expenditures	8,968	7,083	5,026	5,387	8,949
Same-Home Core NOI After Capital Expenditures	$91,528	$95,408	$97,995	$96,552	$86,721

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

Sep 30, 2017
(Unaudited)
Total Debt	$2,382,871
Preferred shares at liquidation value (1)	1,259,477
Total Debt and preferred shares	3,642,348

Adjusted EBITDA - TTM	$496,105

Debt and Preferred Shares to Adjusted EBITDA	7.3 x

(1)
All of the outstanding Series A and Series B participating preferred shares were converted into 12,398,276 Class A common shares on October 3, 2017, based on a conversion ratio of 1.3106 common shares per preferred share in accordance with the conversion terms in the Articles Supplementary.

Fixed Charge Coverage

For the Trailing Twelve Months Ended Sep 30, 2017
(Unaudited)
Interest expense per income statement	$118,411
Less: noncash interest expense related to acquired debt	(3,489)
Less: amortization of deferred financing costs	(8,925)
Add: capitalized interest	3,884
Cash interest	109,881
Dividends on preferred shares	59,709
Fixed charges	169,590

Adjusted EBITDA	$496,105

Fixed Charge Coverage	2.9 x

Net Debt to Adjusted EBITDA

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total Debt	$2,382,871	$2,480,787	$2,999,587	$2,981,062	$2,988,383
Less: cash and cash equivalents	(243,547)	(67,325)	(495,802)	(118,799)	(106,308)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(46,166)	(56,058)	(63,147)	(62,062)	(61,434)
Net debt	$2,067,492	$2,331,738	$2,414,972	$2,774,535	$2,794,975

Adjusted EBITDA - TTM	$496,105	$487,562	$477,578	$454,415	$420,989

Net Debt to Adjusted EBITDA	4.2 x	4.8 x	5.1 x	6.1 x	6.6 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Unencumbered Core NOI Percentage

For the Three Months Ended Sep 30, 2017
(Unaudited)
Unencumbered Core NOI	$82,186
Core NOI	$131,453
Unencumbered Core NOI Percentage	62.5%

EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of convertible units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We consider these metrics to be meaningful financial measures of operating performance because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the three and nine months ended September 30, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$19,097	$(167)	$45,959	$1,108
Interest expense	26,592	32,851	86,873	99,309
Depreciation and amortization	74,790	75,392	221,459	224,513
EBITDA	$120,479	$108,076	$354,291	$324,930

Noncash share-based compensation - general and administrative	699	480	1,917	1,578
Noncash share-based compensation - property management	417	411	1,258	1,166
Acquisition fees and costs expensed	1,306	1,757	3,814	10,899
Net (gain) on sale / impairment of single-family properties and other	(596)	(11,115)	(2,589)	(11,107)
Hurricane-related charges, net	10,136	—	10,136	—
Loss on early extinguishment of debt	—	13,408	6,555	13,408
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	(8,391)	2,490	(1,341)	2,940
Adjusted EBITDA	$124,050	$115,507	$374,041	$332,351

Recurring capital expenditures (1)	(11,600)	(10,411)	(27,140)	(25,183)
Leasing costs	(1,960)	(2,119)	(5,361)	(6,199)
Adjusted EBITDA after Capex and Leasing Costs	$110,490	$102,977	$341,540	$300,969

Total revenues	$246,836	$236,057	$717,598	$651,330
Less: tenant charge-backs	(36,094)	(30,808)	(91,849)	(72,077)
Total revenues, net of tenant charge-backs	$210,742	$205,249	$625,749	$579,253

Adjusted EBITDA Margin	58.9%	56.3%	59.8%	57.4%

Adjusted EBITDA after Capex and Leasing Costs Margin	52.4%	50.2%	54.6%	52.0%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$55,297	$36,033	$17,214	$10,446	$(10,239)
Interest expense	118,411	124,670	131,759	130,847	127,183
Depreciation and amortization	295,623	296,225	303,113	298,677	286,676
EBITDA	469,331	456,928	452,086	439,970	403,620

Noncash share-based compensation - general and administrative	2,415	2,196	2,084	2,076	2,051
Noncash share-based compensation - property management	1,652	1,646	1,620	1,560	1,475
Acquisition fees and costs expensed	4,358	4,809	6,886	11,443	16,179
Net (gain) on sale / impairment of single-family properties and other	(1,081)	(11,600)	(10,636)	(9,599)	(11,107)
Hurricane-related charges, net	10,136	—	—	—	—
Loss on early extinguishment of debt	6,555	19,963	13,408	13,408	13,408
Gain on conversion of Series E units	—	—	—	(11,463)	(11,463)
Remeasurement of Series E units	—	—	—	—	1,356
Remeasurement of participating preferred shares	2,739	13,620	12,130	7,020	5,470
Adjusted EBITDA	$496,105	$487,562	$477,578	$454,415	$420,989

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on conversion of convertible units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income (loss) per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Property management expenses	$17,447	$18,335	$52,367	$53,177
Less: tenant charge-backs	(1,260)	(1,436)	(3,864)	(3,993)
Less: noncash share-based compensation - property management	(417)	(411)	(1,258)	(1,166)
Property management expenses, net	15,770	16,488	47,245	48,018

General and administrative expense	8,525	8,043	26,746	24,544
Less: noncash share-based compensation - general and administrative	(699)	(480)	(1,917)	(1,578)
General and administrative expense, net	7,826	7,563	24,829	22,966

Leasing costs	1,960	2,119	5,361	6,199
Platform costs	$25,556	$26,170	$77,435	$77,183

Rents from single-family properties	$207,490	$197,137	$613,245	$558,623
Fees from single-family properties	2,843	2,898	8,137	7,819
Total portfolio rents and fees	$210,333	$200,035	$621,382	$566,442

Platform Efficiency Percentage	12.2%	13.1%	12.5%	13.6%

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are considered stabilized, as an entire group, provided (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards.

Total Debt
Includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Diana M. Laing	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Christopher C. Lau	Bryan Smith
Executive Vice President - Finance	Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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Analyst Coverage (1)

Bank of America Merrill Lynch	BTIG	Citi	Credit Suisse
Juan Sanabria	Ryan Gilbert	Michael Bilerman	Douglas Harter
juan.sanabria@baml.com	rgilbert@btig.com	michael.bilerman@citi.com	douglas.harter@credit-suisse.com

Evercore ISI	FBR Capital Markets & Co	Green Street Advisors	GS Global Investment Research
Steve Sakwa	David Corak	John Pawlowski	Andrew Rosivach
steve.sakwa@evercoreisi.com	dcorak@fbr.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities	Zelman & Associates
Richard Hill	Buck Horne	Jeff Donnelly	Dennis McGill
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.